Exhibit (d)

CRESCENT CAPITAL FINANCE GROUP, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE Common Stock $0.001 Par Value Per Share This Certifies that S*P*E*C*I*M*E*N is the owner (SEE REVERSE FOR CERTAIN DEFINITIONS) of xxx Shares of Common Stock, Par Value $0.001 per share, of Crescent Capital Finance Group, Inc. full paid and non-assessable transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers, and its Corporate Seal to be hereunto affixed this x day of xx A.D. xxxx DECHERT LLP - 533235 NUMBER SHARES

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated In presence of NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. TEN COM – as tenants in common UNIF GIFT MINT ACT– Custodian under TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right of survivorship Uniform Gifts to Minors Act as not as tenants in common (State) Additional abbreviations may also be used though not in the above list.